UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 5th Ave, Suite 1300, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.01 per share	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On September 16, 2025, Marchex, Inc. (“Marchex” or the “Company”) announced the resignation of Edwin A. Miller ("Miller") as its Chief Executive Officer effective September 11, 2025. Mr. Miller will serve as a consultant to the Company for one year and provide general advisory services to the Chairman, with annual compensation of $150,000 and shall remain eligible for his annual cash performance bonus for 2025.

On September 16, 2025, the Company also announced that Troy Hartless ("Hartless") had been appointed President of the Company effective September 15, 2025. Mr. Hartless will also continue to serve as the Company’s Chief Revenue Officer. There is no family relationship between Mr. Hartless and any other executive officer or director of Marchex and there are no arrangements or understandings between Mr. Hartless and any other person pursuant to which Hartless was appointed President of Marchex. There are no transactions in which Mr. Hartless has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On September 16, 2025, the Company also announced that Francis J. Feeney ("Feeney") had been appointed Chief Operating Officer of the Company effective September 15, 2025. Mr. Feeney will also continue to serve as the Company’s Chief Legal Officer. Feeney, age 67, joined Marchex in October 2018 and previously served as a Senior Partner at DLA Piper, LLP (US) from 2005. There is no family relationship between Mr. Feeney and any other executive officer or director of Marchex and there are no arrangements or understandings between Mr. Feeney and any other person pursuant to which Feeney was appointed Chief Operating Officer of Marchex. There are no transactions in which Mr. Feeney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On September 16, 2025, the Company also announced that Brian Nagle ("Nagle") had been appointed Chief Financial Officer of the Company effective September 15, 2025. Mr. Nagle was previously Senior Vice President, Controller of the Company. There is no family relationship between Mr. Nagle and any other executive officer or director of Marchex and there are no arrangements or understandings between Mr. Nagle and any other person pursuant to which Nagle was appointed Chief Financial Officer of Marchex. There are no transactions in which Mr. Nagle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Hartless and Mr. Feeney will also serve as Co-Principal Executive Officers for SEC reporting purposes. There were no changes in compensation in connection with the foregoing matters.

A copy of the press release, dated September 16, 2025, announcing the foregoing appointments is attached as Exhibit 99.1 to this report and incorporated herein by reference. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated September 16, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: September 16, 2025	By:	/S/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Secretary